                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 3 to
                                   FORM 8-K/A
                                     REPORT


                               FREEDOM SURF, INC.

          Nevada                                               88-0446457
          -------                                              -----------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

           207 W. 138th St.
           Los Angeles, CA                                       90061
(Address of Principal Executive Offices)                       (Zip Code)

                                 (310) 352-3300
                           (Issuer's Telephone Number)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                     (None)

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                         Common Stock, par value $0.001
                                (Title of Class)

FORWARD LOOKING STATEMENTS

Freedom Surf, Inc., ("Freedom Surf, Inc.," or the "Company") cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Form 8-K or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in the Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "plans," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that may affect the Company's results include, but are not limited to, the Company's limited operating history, its ability to produce additional products and services, its dependence on a limited number of customers and key personnel, its possible need for additional financing, its dependence on certain industries, and competition from its competitors. With respect to any forward-looking statements contained herein, the Company believes that it is subject to a number of risk factors, including: the Company's ability to implement its product strategies to develop its business in emerging markets; competitive actions; and, general economic and business conditions. Any forward-looking statements in this report should be evaluated in light of these important risk factors. The Company is also subject to other risks detailed herein or set forth from time to time in the Company's filings with the Securities and Exchange Commission.

TABLE OF CONTENTS

Item 1.  Changes in Control of Registrant                                      4

Item 2.  Acquisition or Disposition of Assets                                  4

Item 3.  Bankruptcy or Receivership                                            5

Item 4.  Changes in Registrant's Certifying Accountant                         5

Item 5.  Other Events                                                          5

Item 6.  Resignation of Registant's Directors                                  5

Item 7.  Financial Statements and Exhibits                                     6

Item 8.  Change in Fiscal Year                                                15

Item 9.  Change in Security Ratings                                           15

Signatures                                                                    15

Exhibit 1

Item 1.  Changes in Control of Registrant

No Changes to Report.

Item 2.  Acquisition or Disposition of Assets

The Company was organized August 2, 1997 (Date of Inception) under the laws of the State of Delaware, as Interstate Capital Corporation The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. On or about November 17, 1999, the Company caused a Nevada corporation to be incorporated under the name of Freedom Surf, Inc., authorized to issued 20,000,000 shares of $.001 par value common stock, and 5,000,000 shares of $.001 par value preferred stock and merged with that Corporation, for the purpose of changing its domicile to Nevada, in accordance with Articles of Merger adopted on or about November 17, 1999, 1998.

On April 5, 1999, the Company completed a public offering that was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended. The Company sold 5,000,000 shares of Common Stock at a price of $.001 per share for a total amount raised of $5,000.00.

On or about December 10, 1999, the Company purchased certain assets valued at $5,180,000.00 issuing 969,000 common shares of its $.001 par value stock and assuming a long term liability in the amount of $335,000.00

Freedom Surf, Inc. ("FSI" or the "Company"), a Nevada corporation, was formed to enter into the surf apparel and accessory products market, and consolidate and manage an integrated network of companies in the surfing industry. The Company will also manufacture and market surf suits and surf accessory products.

Effective as of January 4, 2000, the Company acquired all of the issued and outstanding shares in Southern California Logo, Inc. (Sewcal Logo). The contract for the purchase of the corporation was executed on May 12, 2000 with an effective date of January 4, 2000. A copy of the Agreement is attached as an exhibit to this Report.

The terms of the sale were generally as follows:

Southern California Logo, Inc. was acquired through a structured acquisition all of the issued and outstanding shares in that corporation for 900,000 shares in Freedom Surf common stock valued for purposes of this acquisition at $2.1667 per share plus $800,000.00 in cash payable on or before July 15, 2000.

Sewcal employs around 60 persons and is a leading supplier of high quality promotional clothing to the film industry. Sewcal Logo has provided product for over 500 movies including The Rock, Armageddon, Top Gun, Terminator 1 and 2 and many other major films. Freedom Surf plans to continue producing film related products and expand the manufacturing facility to include manufacture of high quality surf and skate clothing products. As of January 2000 the company has secured contracts to manufacture product for major surf and skate brands. Sewcal Logo sales for 1999 exceeded $1.3 million. Sales in the first quarter 2000 are double that of the same period last year.

The Company continues the development of the "Freedom Wetsuit" brand, incorporating the company's proprietary stitch free technology. First run products have been developed and proven under real surf conditions and production of the suits is expected to begin in 2000 for Fall/Winter delivery. The Company purchased exclusive marketing rights to the "Stitchfree" manufacturing process.

Item 3.  Bankruptcy or Receivership

Nothing to report.

Item 4.  Changes in Registrant's Certifying Accountant

No changes to report.

Item 5.  Other Events

No other events to report.

Item 6.  Resignation of Registrant's Directors

Changes in officers and directors was noted on a previous version of this 8-K Report.
                                        5

Item 7.  Financial Statements and Exhibits



                         SOUTHERN CALIFORNIA LOGO, INC.

                              FINANCIAL STATEMENTS

          FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED AUGUST 31, 1999

                                      WITH

                      INDEPENDENT AUDITORS' REPORT THEREON


Independent Auditor's Report                                     F-1

Balance Sheets                                                   F-2

Statement of Income                                              F-3

Statement of Shareholder Equity                                  F-4

Statement of Cash Flow                                           F-5

Notes to Financial Statements                                    F-6

Pro Forma Consolidated Financial Statements                     PF-1

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors
Southern California Logo, Inc.


I have audited the accompanying balance sheets of Southern California Logo, Inc. (the "Company") as of August 31, 1999 and 1998, and the related statements of income, shareholders' equity and cash flows for the each of the two years in the period ended August 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern California Logo, Inc. as of August 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 1999 in conformity with generally accepted accounting principles.




                                                              /S/ JOHN SPURGEON

Glendora, California
September 25, 2000


                                              SOUTHERN CALIFORNIA LOGO, INC.

                                                      BALANCE SHEETS

                                                                        NOVEMBER 30,         AUGUST 31,            AUGUST 31,
ASSETS                                                                     1999                 1999                 1998
                                                                      ---------------      ---------------      ---------------
                                                                        (UNAUDITED)
Current assets:
         Cash                                                         $            -       $          51        $        6,666
         Accounts receivable, less allowance for doubtful
         accounts of $7,280 at November 30, 1999, $6,240
         at August 31, 1999 and $2,541 August 31, 1998                       254,058              201,749               82,173
         Inventories                                                         262,526              308,596              371,448
         Prepaid expenses and other current assets                             4,431                5,318                3,939
                                                                      ---------------      ---------------      ---------------
                 Total current assets                                        521,015              515,714              464,226

Property and equipment, net                                                   34,155               41,455               82,646
Deferred tax assets                                                           64,798               32,998                    -
Deposits and other assets                                                          -                    -                6,000
                                                                      ---------------      ---------------      ---------------

TOTAL ASSETS                                                          $      619,968       $      590,167       $      552,872
                                                                      ===============      ===============      ===============


LIABILITIES AND SHAREHOLDER'S EQUITY
         (DEFICIT)

Current liabilities:

         Accounts payable and accrued expenses                        $      200,443       $      123,486       $       65,693
         Line of of credit borrowings                                        250,000              250,000              197,000
         Notes payable from shareholder                                      216,694              210,194              101,471
         Deferred income taxes                                                     -                    -               45,010
         Current portion of capital lease obligation                          23,061               23,061               20,200
                                                                      ---------------      ---------------      ---------------
                 Total current liabilities                                   690,198              606,741              429,374

Long-term liabilities:

         Capital lease obligation - net of current portion                    21,021               26,786               49,847

                 Total liabilities                                           711,219              633,527              479,221
                                                                      ---------------      ---------------      ---------------

Shareholder's equity:


         Common stock, $1 stated value, 5,000 shares authorized,
         issued and outstanding                                                5,000                5,000                5,000
         Retained earnings (accumulated deficit)                             (96,251)             (48,360)              68,651
                                                                      ---------------      ---------------      ---------------

                 Total shareholders' equity (deficit)                        (91,251)             (43,360)              73,651
                                                                      ---------------      ---------------      ---------------

TOTAL LIABILITIES AND SHAREHOLDER'S
         EQUITY (DEFICIT)                                             $      619,968       $      590,167       $      552,872
                                                                      ===============      ===============      ===============

                                See accompanying notes to financial statements


                                          SOUTHERN CALIFORNIA LOGO, INC.

                                               STATEMENTS OF INCOME

                                                               THREE MONTHS ENDED NOVEMBER 30,         YEARS ENDED AUGUST 31,
                                                               ------------------------------------------------------------------
                                                                   1999              1998             1999                1998
                                                               ------------------------------------------------------------------
                                                                (UNAUDITED)       (UNAUDITED)
Net sales                                                      $   262,202       $   260,336       $ 1,182,730       $ 1,698,936

Cost of sales                                                      165,187           133,984           729,772           893,323
                                                               ------------      ------------      ------------      ------------

         Gross profit                                               97,015           126,352           452,958           805,613

General and administrative expenses                                170,907           213,181           629,007           607,704
                                                               ------------      ------------      ------------      ------------

                 Income (loss) from operations                     (73,892)          (86,829)         (176,049)          197,909
                                                               ------------      ------------      ------------      ------------

Other income (expense):
         Rental income                                                   -                 -            24,800                 -
         Interest expense                                           (5,799)           (5,620)          (43,770)          (25,384)
                                                               ------------      ------------      ------------      ------------
                                                                    (5,799)           (5,620)          (18,970)          (25,384)
                                                               ------------      ------------      ------------      ------------

Income (loss) before provision (benefit) for income taxes          (79,691)          (92,449)         (195,019)          172,525

Provision (benefit) for income taxes                               (31,800)          (37,000)          (78,008)           69,010
                                                               ------------      ------------      ------------      ------------
Net income/(loss)                                              $   (47,891)      $   (55,449)      $  (117,011)      $   103,515
                                                               ============      ============      ============      ============

                                See accompanying notes to financial statements


                                   SOUTHERN CALIFORNIA LOGO, INC.

                            STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                          FOR THE TWO YEARS ENDED AUGUST 31, 1999 AND 1998


                                            Common Stock
                                  ----------------------------------    Retained Earnings
                                     Shares               Amount      (Accumulated Deficit)       Total
                                  ---------------    ---------------  ---------------------   -------------
Balance at September 1, 1997               5,000     $        5,000   $            (34,864)   $    (29,864)

Net income                                     -                  -                103,515         103,515
                                  ---------------    ---------------  ----------------------  -------------

Balance at August 31, 1998                 5,000              5,000                 68,651          73,651

Net loss                                       -                  -               (117,011)       (117,011)
                                  ---------------    ---------------  ----------------------  -------------

Balance at August 31, 1999                 5,000     $        5,000   $             (48,360)  $    (43,360)
                                  ===============    ===============  ======================  =============

                           See accompanying notes to financial statements


                                        SOUTHERN CALIFORNIA LOGO, INC.

                                           STATEMENTS OF CASH FLOWS

                                                                        THREE MONTHS ENDED NOVEMBER 30,    YEARS ENDED AUGUST 31,
                                                                        -------------------------------  -------------------------
                                                                            11/30/99      11/30/1998        1999          1998
                                                                           ----------     ----------     ----------     ----------
                                                                           (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)                                                        $ (47,891)     $ (55,994)     $(117,011)     $ 103,515
  Adjustments to reconcile net income (loss) to net cash
   used in operating activities:
      Provision for doubtful accounts                                              -              -          3,699           (647)
      Depreciation and amortization                                            7,000          7,300         41,191         36,205
      Deferred tax provision                                                 (31,800)       (37,000)       (78,008)        69,010
      (Increase)/decrease in accounts receivable                             (52,309)       (12,451)      (123,275)        21,556
      (Increase)/decrease in prepaid expenses and other current assets           887            375         (1,379)          (507)
      (Increase)/decrease in inventories                                      46,070         (8,305)        62,852       (265,894)
      (Increase)/decrease in security deposits and other assets                    -              -          6,000              -
      Increase/(decrease) in accounts payable and accrued expenses            77,359         (6,232)        57,793        (15,473)
                                                                           ----------     ----------     ----------     ----------

  Net cash used in operating activities                                         (684)      (112,307)      (148,138)       (52,235)
                                                                           ----------     ----------     ----------     ----------

Cash flows from investing activities:
  Purchases of property and equipment                                              -              -              -              -
                                                                           ----------     ----------     ----------     ----------

Cash flows from financing activities:
  Net (payments) borrowings under line of credit                                   -              -         53,000         47,000
  Net (payments) borrowings from shareholder                                   6,500        109,529        108,723          4,971
  Principal repayments of capital lease obligation                            (5,765)        (3,888)       (20,200)        (4,647)
                                                                           ----------     ----------     ----------     ----------

  Net cash provided by financing activities                                      735        105,641        141,523         47,324
                                                                           ----------     ----------     ----------     ----------


Net decrease in cash                                                             (51)        (6,666)        (6,615)        (4,911)

Cash at beginning of period                                                       51          6,666          6,666         11,577
                                                                           ----------     ----------     ----------     ----------

Cash at end of period                                                      $       -      $       -      $      51      $   6,666
                                                                           ==========     ==========     ==========     ==========

Supplemental disclosure of cash flow information -
  Cash paid during the period for interest                                 $   5,799      $   5,620      $  43,770      $  25,384
                                                                           ==========     ==========     ==========     ==========
  Cash paid during the period for income taxes                             $       -      $       -      $     800      $     800
                                                                           ==========     ==========     ==========     ==========

Supplemental schedule of non-cash investing activities -
  Purchase of machinery under a capital lease                              $       -      $       -      $       -      $  74,639
                                                                           ==========     ==========     ==========     ==========


                                See accompanying notes to financial statements

                         SOUTHERN CALIFORNIA LOGO, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 1 - ORGANIZATION
---------------------

Nature of Business
------------------

Southern California Logo, Inc., (the "Company"), manufactures custom clothing and hats for the film industry and other customers in the United States. Its operations are located in Los Angeles California. The Company was incorporated in California on August 30, 1985.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Concentration of Credit Risk
----------------------------

The Company provides a credit in the normal course of business to a select group of customers and performs ongoing credit evaluation of such customers. The Company evaluates reserves for potential credit losses based on the Company's historical experience.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the allowance for losses on accounts receivable and the realizability of inventories. Actual results could materially differ from those estimates.

Inventories
-----------

Inventories are stated at the lower of cost determined using the first-in, first-out (FIFO) method or market. Inventories consist of raw materials, work-in process and finished goods. Costs include materials, direct labor and overhead.

Property and Equipment
----------------------

Property and equipment are stated at the Company's cost. When property and equipment is sold or retired, the cost and related accumulated depreciation are eliminated from the respective accounts and any gain or loss is credited or charged to income. Maintenance and repairs are charged to expense when incurred; expenditures for renewals or betterments are capitalized.

Property and equipment are depreciated using accelerated and straight-line methods over the estimated useful lives of the related assets or, for leasehold improvements, over the term of the lease, if less. The following are the estimated useful lives:

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
--------------------------------------------------------------

            Furniture, fixtures and equipment               3 -5 years
            Embroidery machinery                               5 years
            Automobiles                                        5 years

Long-Lived Assets
-----------------

Management of the Company assesses the recoverability of property and equipment and goodwill by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of long-lived assets.

Revenue Recognition
-------------------

Revenues are recognized upon shipment of goods to customers.

Income Taxes
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "ACCOUNTING FOR INCOME TAXES." Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Unaudited Interim Financial Statements
--------------------------------------

The unaudited financial information included herein as of November 30, 1999 and for the three months ended November 30, 1999 and 1998, have been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of the Company, these unaudited financial statements, reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The results of operations for interim periods are not necessarily indicative of the results expected for a full year.

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 3 - INVENTORIES
--------------------

Inventories consist of the following at August 31, 1999 and 1998:

                                                     1999                1998
                                                   ---------          ---------

Raw materials                                      $172,814           $208,011
Work-in-process                                      21,602             26,001
Finished goods                                      114,180            137,436
                                                   ---------          ---------
                                                   $308,596           $371,448
                                                   =========          =========

NOTE 4 - PROPERTY AND EQUIPMENT
-------------------------------

At August 31, 1999 and 1998, property and equipment consists of the following:

                                                     1999                1998
                                                   ---------          ---------

Furniture, fixtures and equipment                  $ 180,144          $ 180,144
Embroidery machinery                                 220,570            220,570
Automobile                                            55,732             55,732
                                                   ----------         ----------
                                                     456,446            456,446

Less accumulated depreciation and amortization      (414,991)          (373,800)
                                                   ----------         ----------

                                                   $  41,455          $  82,646
                                                   ==========         ==========


Depreciation expense recognized for the years ended August 31, 1999 and 1998 totaled $41,191 and $36,205, respectively.

NOTE 5 - BANK LINE-OF-CREDIT
----------------------------

The Company has a $500,000 line of credit available with a financial institution. The line bares interest at the bank's index rate plus 1.5% (totaling 10% at August 31, 1999) and expires March 31, 2000. Credit borrowings are collateralized by inventories, equipment, accounts receivable and general intangibles. This line is separately guaranteed by the Company's shareholder through a deed of trust.

The line of credit agreement requires maintenance of working capital and debt to net worth ratios. In addition, the agreement contains restrictions regarding adequate insurance, loans and advances. The Company was in compliance with all covenants as of August 31, 1999.

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 6 - NOTES PAYABLE FROM SHAREHOLDER
---------------------------------------

Shareholder notes payable consist of unsecured notes, bearing interest at 10% per annum, with principal and interest due on demand. Interest expense on the notes for the years ended August 31, 1999 and 1998 was $14,819 and $9,262 respectively.

NOTE 7 - CAPITAL LEASE OBLIGATION
---------------------------------

The Company is the lessee of certain equipment under a capital lease, which expires through 2001, with an effective interest rate of 13.32%. Future minimum lease obligation for the asset under capital lease is as follows:

             Years Ending
               August 31,

                  2000                                                $ 28,326
                  2001                                                  28,714
                                                                      ---------
                                                                          57,040

            Less: interest imputed                                      (7,193)
                                                                      ---------

            Present value of future minimum lease obligation            49,847

             Less: current portion                                     (23,061)
                                                                      ---------

            Noncurrent portion                                        $ 26,786
                                                                      =========


Leased property under capital lease obligations at August 31, 1999 and 1998 consist of the following:

                                                      1999                1998
                                                   ----------         ----------

            Leased equipment                       $  74,693          $  74,693
            Less: accumulated depreciation           (58,181)           (24,935)
                                                   ----------         ----------

                                                   $  16,512          $  49,758
                                                   ==========         ==========

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 8 - INCOME TAXES
---------------------

The following are the components of the provision (benefit) for income taxes for the years ended August 31, 1999 and 1998:

                                                            1999           1998
                                                            ----           ----
                 Current:
                      Federal                            $      -      $      -
                      State                                   800           800
                                                         ---------     ---------
                                                              800           800
                                                         ---------     ---------


                 Deferred:
                      Federal                             (66,306)       58,659
                      State                               (12,502)        9,551
                                                         ---------     ---------
                                                          (78,808)       68,210
                                                         ---------     ---------
                 Provision for income taxes              $(78,008)     $ 69,010
                                                         =========     =========

The following is a reconciliation of income tax at the federal statutory rate to the provision for income taxes:

                                                           1999           1998
                                                           ----           ----
Income taxes at federal statutory rate                   $(66,306)     $ 58,659
State income, taxes net of federal effect                 (11,702)       10,351
                                                         ---------     ---------
                                                         $(78,008)     $ 69,010
                                                         =========     =========

Deferred income taxes as of August 31, 1999 and 1998 consist primarily of differences between financial statements and tax basis for inventories, depreciation, various reserves and accruals, and net loss carryforwards. At August 31, 1999 the Company has a federal and California net operating loss carryforward of approximately $59,000 and $29,500 respectively expiring through 2020 and 2005, respectively.

NOTE 9 - COMMITMENTS
--------------------

Lease
-----

The Company leases its manufacturing and operating facility under a noncancellable operating lease agreement from a partnership, which includes the sole shareholder the Company. The lease expires

                         SOUTHERN CALIFORNIA LOGO, INC.

                  FOR THE YEARS ENDED AUGUST 31, 1999 AND 1998


NOTE 9 - COMMITMENTS, CONTINUED
-------------------------------

in October 2003. This lease agreement has a renewal option for an additional five-year period through 2008. The lease contains clauses requiring the Company to pay taxes, insurance and other operating expenses of the property.

Future minimum annual payments required under the noncancellable operating leases, excluding common area maintenance and property taxes, are as follows:

               YEARS ENDING AUGUST 31,
               -----------------------

                  2000                               $  125,000
                  2001                                  125,000
                  2002                                  125,000
                  2003                                  125,000
                  2004                                   21,000
                                                     -----------

                                                     $  521,000
                                                     ===========

Total rent expense was approximately $127,000 and $77,000 for the years ended August 31, 1999 and 1998, respectively.

NOTE 10 - SUBSEQUENT EVENTS
---------------------------

On January 4, 2000, the shareholder of the Company agreed to sell all of his shares of outstanding common stock to Freedom Surf, Inc. for $2,750,000 consisting of an $800,000 note and 900,000 shares of Freedom Surf, Inc. restricted common stock. The note is non-interest bearing and was due and payable on or before August 15, 2000. The note has not yet been paid. The shareholder is in discussions with Freedom Surf, Inc. to modify the terms of the note. The contract for the sale of the Company was executed on May 12, 2000 with an effective date of January 4, 2000.

On December 31, 1999, the Company acquired the operating assets and inventory of Antoncroft, Inc. Antoncroft, Inc. provides manufacturing capabilities for the production of custom hats. The total purchase price was $175,000. Two notes payable in the amounts of $40,000 and $135,000 evidenced the purchase price. Monthly interest free payments on the notes will begin on February 10, 2001 and May 10, 2001, respectively, in the amount of $3,000 each.

                               FREEDOM SURF, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

The following financial pro forma consolidated statements represent the Freedom Surf, Inc., ("Freedom Surf") pro forma consolidated balance sheet as of December 31, 1999 and statements of operations for the year ended December 31, 1999.

The transaction described in Note 2 has been accounted for under the purchase method of accounting, whereby Freedom Surf acquired Southern California Logo, Inc. ("SOCAL"). The excess of the consideration paid by Freedom Surf over the far value of SOCAL's net assets purchased of $2,841,251.00 is recorded as goodwill.

The following pro forma consolidated balance sheet gives effect to the transaction as if it occurred on December 31, 1999. The accompanying pro forma consolidated statements of operations gives effect to the transaction as if it occurred on January 1, 1999. The financial statements include adjustments directly attributable to the transactions and are expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at either January 1, 1999 or December 31, 1999.


                                                                        Southern
                                                   Freedom        California                      Pro forma          Pro forma
                                                  Surf, Inc.      Logo, Inc.        Total        Adjustments        Consolidated
                                                 ------------    ------------    ------------    ------------       ------------
ASSETS
Current assets:
  Trade receivables                              $         -     $   254,058     $   254,058     $         -        $   254,058
  Inventory                                                -         262,526         262,526               -            262,526
  Other                                                    -           4,431           4,431               -              4,431
                                                 ------------    ------------    ------------    ------------       ------------
   Total current assets                                    -         521,015     $   521,015               -             64,798
                                                 ------------    ------------    ------------    ------------       ------------

Property, plant and equipment                      5,180,000          34,155       5,214,155               -          5,214,155
Deferred tax assets                                        -          64,798          64,798               -             64,798
Goodwill                                                   -               -               -       2,841,251 (A)      2,841,251
                                                 ------------    ------------    ------------    ------------       ------------
TOTAL ASSETS                                     $ 5,180,000     $   619,968     $ 5,799,968       2,841,251        $ 8,641,219
                                                 ============    ============    ============    ============       ============

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Trade payables                                 $  1,490.00     $   200,443     $   201,933               -        $   201,933
  Line of credit borrowing                                 -         250,000         250,000               -            250,000
  Notes payable from shareholder                           -         216,694         216,694               -            216,694
  Accrued liabilities and other                            -               -               -         800,000 (A)        800,000
  Current portion of capital lease obligation              -          23,061          23,061               -             23,061
                                                 ------------    ------------    ------------    ------------       ------------
   Total current liabilities                           1,490         690,198         691,688         800,000          1,491,688
                                                 ------------    ------------    ------------    ------------       ------------

Note Payable                                         335,000               -         335,000               -            335,000
Capital Lease, Net of Current Portion                                 21,021          21,021                             21,021
                                                 ------------    ------------    ------------    ------------       ------------
Non current liabilities                              335,000          21,021         356,021               -            356,021
                                                 ------------    ------------    ------------    ------------       ------------


                                                 ------------    ------------    ------------    ------------       ------------
Total liabilities:                                   671,490         711,219       1,047,709          800,000         2,203,730
                                                 ------------    ------------    ------------    ------------       ------------

Stockholders' equity:
  Common stock                                         5,969           5,000          10,969          (4,100)(B)          6,869
  Additional paid-in capital                       4,844,031               -       4,844,031       1,949,100 (C)      6,793,131
  Retained earnings
  (accumulated deficit)                               (6,490)        (96,251)       (102,741)        (96,251)(D)         (6,490)
                                                 ------------    ------------    ------------    ------------       ------------
     Total stockholders' equity                    4,843,510         (91,251)      4,752,259       2,141,251          6,793,510
                                                 ------------    ------------    ------------    ------------       ------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $ 5,180,000     $   619,968     $ 5,799,968     $ 2,841,251        $ 8,641,219
                                                 ============    ============    ============    ============       ============

The accompanying notes are an integral part of these pro forma financial statements.


                                  Freedom      Southern                    Pro forma      Pro forma
                                 Surf, Inc.  California Logo Subtotal      Adjustments   Consolidated
                                ----------    ----------    ----------    ------------    ----------
Net revenues                    $       -     $ 262,202     $ 262,202     $         -     $ 262,202

Cost of revenues                        -       165,187       165,187               -       165,187
                                ----------    ----------    ----------    ------------    ----------

   Gross profit                         -        97,015        97,015               -        97,015

Operating and other expenses        6,490       176,706       183,196         568,250 (E)   751,446
                                ----------    ----------    ----------    ------------    ----------

NET INCOME (LOSS)               $  (6,490)    $ (79,691)    $ (86,181)    $  (568,250)    $(654,431)
                                ==========    ==========    ==========    ============    ==========


Basic and diluted earnings
(loss) per share                              $       -                                   $    (.11)
                                              ==========                                  ==========


Basic and diluted weighted
average common shares
outstanding                     5,107,667                                     900,000 (F) 6,007,667
                                ==========                                ============    ==========


The accompanying notes are an integral part of these pro forma financial statements.

                                      PF-3

NOTE 1 - BASIS OF PRESENTATION:

Effective January 4, 2000, Freedom Surf acquired all of the issued and outstanding shares in Southern California Logo, Inc. ("SOCAL"), a supplier of promotional clothing to the film industry. The contract for the purchase of the corporation was executed on May 12, 2000.

The unaudited pro forma information is not necessarily indicative of the future consolidated results of operations of Freedom Surf or the consolidated results of operations that would have resulted had the acquisition taken place on January 1, 1999 or December 31, 1999. The unaudited pro forma consolidated balance sheet as of December 31, 1999 reflects the effects of the transactions as if they occurred on December 31, 1999. The accompanying pro forma consolidated statements of operations gives effect to the transactions as if they occurred on January 1, 1999.

The unaudited pro forma consolidated financial statements should be read in conjunction with Freedom Surf's audited financial statements as of December 31, 1999 and accompanying notes as previously filed with the Securities & Exchange Commission and the audited financial statements of SOCAL as of August 31, 1999 and unaudited interim financial statements of SOCAL as of November 30, 1999 and accompanying notes as filed elsewhere herein.

NOTE 2 - DESCRIPTION OF TRANSACTIONS

On January 4, 2000, the Company acquired all of the issued and outstanding common stock of SOCAL for 900,000 shares of the Company stock at $2.1667 per share plus $800,000 in a note payable due on or before August 15, 2000. The stocks were issued on May 12, 2000. This transaction was accounted for under the purchase method of accounting and the results of operations of SOCAL will be included in the historical financial statements of Freedom Surf from the effective date of acquisition. Total value of the SOCAL acquisition was $2,750,000.00 (Based on Freedom Surf's valuation of SOCAL's business), resulting in goodwill of $2,841,251.00.

NOTE 3 - DESCRIPTION OF ADJUSTMENTS:

The following adjustments were applied to the historical financial statements of Freedom Surf and SOCAL to arrive at the pro forma consolidated balance sheet and statements of operations:

         (A) To record the goodwill resulting from the acquisition of SOCAL by Freedom Surf.

         (B) To record 900,000 shares of common stock issued at par value net of the SOCAL shares eliminated in the acquisition.

         (C) To record the additional paid in capital resulting from the issuance of stock to the SOCAL shareholder.

         (D)      To eliminate the equity of SOCAL.

         (E) To record the annual amortization of goodwill over a useful life of five years.

         (F) To record new shares issued to the shareholder of SOCAL.

Exhibits attached:

Exhibit 10 - A copy of the Acquisition Agreement between Freedom Surf, Inc. and
             Southern California Logo, Inc. was attached to the 8-K Report, Amendment No. 1, filed on September 29, 2000.

Item 8.  Change in Fiscal Year

No change to report.

Item 9.  Change is Security Rating

No change to report.


                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized.

                               Freedom Surf, Inc.
                                  (Registrant)


Dated: October 29, 2000

/S/ Rick Songer
-----------------------------------
Rick Songer

Chief Executive Officer & Director



                                       15